Exhibit 99.1

HireQuest Reports Financial Results for Second Quarter 2025

GOOSE CREEK, South Carolina – August 7, 2025 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of on-demand staffing and executive search services, today reported financial results for the second quarter ended June 30, 2025.

Rick Hermanns, HireQuest’s President and Chief Executive Officer, commented, “We continued to deliver solid results and profitability in the second quarter of 2025 despite the protracted softness in the staffing market which has persisted now for over two years. The recent Bureau of Labor Statistics jobs report reflects continued overall softness, with the manufacturing industry shedding 11,000 jobs in July. That said, we are focused on controlling what we can control by diligently executing our proven business model, controlling expenses, and pursuing M&A opportunities to further expand our geographic footprint and market reach. Our unique franchise model has delivered superior performance in our sector and positions us well to benefit from operating leverage when demand returns.”

Second Quarter 2025 Review

Franchise royalties in the second quarter of 2025 were $7.3 million compared to $8.2 million in the prior-year period. Service revenue was $354,000 compared to $479,000 in the prior-year period.

Total revenue in the second quarter of 2025 was $7.6 million compared to $8.7 million in the prior year period, a decrease of 12.0%.

SG&A expenses in the second quarter of 2025 were $5.9 million compared to $5.3 million in the second quarter of 2024, an increase of 10.8%. The increase was primarily driven by $929,000 in transaction expenses realized in the quarter, partially offset by a decrease in net workers’ compensation expense. Net workers’ compensation expense for the quarter decreased to $127,000 compared to $547,000 in the prior year period.

Depreciation and amortization in the second quarter of 2025 was approximately $734,000, compared to $697,000 in the second quarter of 2024.

Interest and other financing expense in the second quarter of 2025 was approximately $71,000 compared to $253,000 for the second quarter of 2024. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income in the second quarter of 2025 was $1.1 million or $0.08 per diluted share, compared to net income of $2.0 million, or $0.15 per diluted share, in the second quarter last year.

Adjusted net income for the quarter was $2.1 million, or $0.15 per diluted share compared to adjusted net income of $2.5 million, or $0.18 per diluted share in the second quarter of 2024.

Adjusted EBITDA for the second quarter of 2025 was $3.3 million compared to $4.0 million in the second quarter of 2024.

System-wide sales for the second quarter of 2025 decreased 13.9% to $125.9 million compared to $146.1 million for the second quarter of 2024.

Year-To-Date 2025 Review

Franchise royalties for the six months ended June 30, 2025, were $14.2 million compared to $16.0 million for the same period in 2024. Service revenue was $866,000 compared to $1.1 million in the prior-year period.

Total revenue was $15.1 million compared to $17.1 million in the same year-ago period, a decrease of 11.6%.

SG&A expenses in the first six months of 2024 were $11.1 million compared to $10.9 million for the same period of 2024. As mentioned above, the increase was primarily driven by $929,000 in transaction expenses realized in the second quarter of 2025. Workers' compensation expense was approximately $155,000 for the six months ended June 30, 2025, a decrease of $964,000 when compared to a net expense of approximately $1.1 million for the same period in 2024.

Interest and other financing expense for the six months ended June 30, 2025, was approximately $214,000, compared to $495,000 in the prior year period.

Net income in the year-to-date period for 2025 was $2.4 million, or $0.17 per diluted share, compared to net income of $3.7 million, or $0.26 per diluted share, in the same year-ago period.

Adjusted net income for the six month period was $3.9 million, or $0.28 per diluted share compared to adjusted net income of $4.5 million, or $0.32 per diluted share in the first six months of 2024.

Adjusted EBITDA for the six months ended June 30, 2025, was $6.1 million compared to $7.4 million in the same prior-year period.

System-wide sales for the first six months of 2025 decreased 12.8% to $244.3 million compared to $280.2 million in the same period of 2024.

Balance Sheet and Capital Structure

Cash was $2.7 million as of June 30, 2025, compared to $2.2 million as of December 31, 2024. Total assets were $94.3 million as of June 30, 2025, compared to $94.0 million as of December 31, 2024. Total liabilities were $28.3 million as of June 30, 2025, compared to $29.2 million as of December 31, 2024.

Working capital as of June 30, 2025, was $28.6 million compared to $25.1 million as of December 31, 2024.

As of June 30, 2025, assuming continued covenant compliance, availability under the line of credit was approximately $35.9 million based on eligible collateral, less letter of credit reserves, bank product reserves, and current advances.

On June 16, 2025, the Company paid a quarterly cash dividend of $0.06 per share of common stock to shareholders of record as of June 2, 2025. The Company intends to pay a $0.06 cash dividend on a quarterly basis, but the declaration of any dividend and the exact amount each quarter will be based on its business results and financial position and is subject to board of director discretion.

Conference Call

HireQuest will hold a conference call to discuss its financial results.

Date:	Thursday, August 7, 2025
Time:	4:30 p.m. Eastern Time
Toll-free dial-in number:	877-545-0320
International dial-in number:	973-528-0002
Entry code:	335250

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at ttps://www.webcaster4.com/Webcast/Page/2359/52769 and via the investor relations section of HireQuest’s website at https://hirequest.com/.

A replay of the conference call will be available through Thursday, August 21, 2025.

Toll-free replay number:	877-481-4010
International replay number:	919-882-2331
Replay passcode:	52769

About HireQuest

HireQuest is a franchisor of staffing solutions with a presence across the U.S. and international markets. Through its primary divisions—HireQuest Direct, HireQuest Health, MRINetwork, Snelling, and TradeCorp - the company provides temporary, direct-hire, and contract staffing solutions across industries, including construction, light industrial, healthcare, finance, manufacturing, cybersecurity, and engineering. From on-demand staffing to executive search, HireQuest’s divisions operate as one team for our customers -delivering workforce solutions that drive growth and change lives. For more information, visit www.hirequest.com.

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future economic conditions, future revenue or sales and the growth thereof; operating results; anticipated benefits of acquisitions, or the status of integration of those entities; the declaration, or not, of future dividends; and other similar statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; changes in customer demand; economic uncertainty caused by macroeconomic trends including potential inflation or a recessionary environment; uncertainty in the supply chain or economy caused by Russia’s invasion of Ukraine, the war between Israel and Palestine, or other global conflict; the relative success or failure of acquisitions and new franchised offerings; our success in reducing workers’ compensation expenses; the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following any of our various acquisitions; success or failure in determining how to allocate capital; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K and the quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Non-U.S. GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

Company Contact:

HireQuest, Inc.

David Hartley, Chief Financial Officer

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com

- Tables Follow -

HireQuest, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except par value data)	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash	$2,675	$2,219
Accounts receivable, net of allowance	42,785	42,348
Notes receivable	1,459	1,166
Prepaid expenses, deposits, and other assets	3,530	2,413
Prepaid workers' compensation	1,369	1,094
Total current assets	51,818	49,240
Property and equipment, net	4,105	4,149
Workers' compensation claim payment deposit	1,252	1,127
Franchise agreements, net	18,885	19,737
Other intangible assets, net	7,901	8,442
Goodwill	1,633	1,633
Deferred tax asset	1,784	2,073
Other assets	43	57
Notes receivable, net of current portion and allowance	6,003	6,664
Intangible assets held for sale - discontinued operations	891	891
Total assets	$94,315	$94,013
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$271	$174
Line of credit	4,333	6,829
Term loans payable	-	88
Other current liabilities	1,977	2,018
Accrued payroll, benefits, and payroll taxes	3,092	2,557
Due to franchisees	8,253	7,579
Risk management incentive program liability	1,947	1,252
Workers' compensation claims liability	3,383	3,599
Total current liabilities	23,256	24,096
Workers' compensation claims liability, net of current portion	2,656	2,707
Franchisee deposits	2,381	2,406
Total liabilities	28,293	29,209
Stockholders' equity
Preferred stock - $0.001 par value, 1,000 shares authorized; none issued	-	-
Common stock - $0.001 par value, 30,000 shares authorized; 14,104 and 14,073 shares issued, respectively	14	14
Additional paid-in capital	36,765	36,286
Treasury stock, at cost – 49 shares	(146)	(146)
Retained earnings	29,389	28,650
Total stockholders' equity	66,022	64,804
Total liabilities and stockholders' equity	$94,315	$94,013

HireQuest, Inc.

Consolidated Statement of Income

(unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Franchise royalties	$7,284	$8,201	$14,245	$16,041
Service revenue	354	479	866	1,058
Total revenue	7,638	8,680	15,111	17,099
Selling, general and administrative expenses	5,861	5,288	11,117	10,907
Depreciation and amortization	734	697	1,469	1,395
Income from operations	1,043	2,695	2,525	4,797
Other miscellaneous income	28	39	159	76
Interest income	129	151	262	287
Interest and other financing expense	(71)	(253)	(214)	(495)
Net income before income taxes	1,129	2,632	2,732	4,665
Provision for income taxes	56	557	224	897
Net income from continuing operations	1,073	2,075	2,508	3,768
Loss from discontinued operations, net of tax	(13)	(36)	(85)	(110)
Net income	$1,060	$2,039	$2,423	$3,658

Basic earnings (loss) per share
Continuing operations	$0.08	$0.15	$0.18	$0.27
Discontinued operations	-	-	(0.01)	(0.01)
Total	$0.08	$0.15	$0.17	$0.26

Diluted earnings (loss) per share
Continuing operations	$0.08	$0.15	$0.18	$0.27
Discontinued operations	-	-	(0.01)	(0.01)
Total	$0.08	$0.15	$0.17	$0.26

Weighted average shares outstanding
Basic	13,938	13,818	13,932	13,809
Diluted	13,990	13,886	14,001	13,889

HireQuest, Inc.

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted EBITDA

(unaudited)

	Three months ended		Six months ended
(in thousands)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$ 1,060	$ 2,039	$ 2,423	$ 3,658
Interest expense	71	253	214	495
Provision for income taxes	56	557	224	897
Depreciation and amortization	734	697	1,469	1,395
EBITDA	1,921	3,546	4,330	6,445
WOTC related costs	165	106	315	192
Non-cash compensation	240	338	479	700
Acquisition related charges, net	929	-	846	11
Write down of notes receivable	-	50	103	50
Adjusted EBITDA	$ 3,255	$ 4,040	$ 6,073	$ 7,398

HireQuest, Inc.

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted Net Income

(unaudited)

	Three months ended		Six months ended
(in thousands)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$ 1,060	$ 2,039	$ 2,423	$ 3,658
Amortization of acquired intangible assets	539	540	1,080	1,080
Acquisition related (gains) charges, net	929	-	846	11
Write down of note receivable	-	50	103	50
Tax effect of adjustments (1)	(382)	(153)	(528)	(297)
Adjusted net income	$ 2,146	$ 2,476	$ 3,924	$ 4,502

Adjusted net income per diluted share	$ 0.15	$ 0.18	$ 0.28	$ 0.32
Weighted average diluted shares outstanding	13,990	13,886	14,001	13,889
(1) the tax effect includes the application of our estimated, combined statutory rate of 26% to all taxable/deductible adjustments.